UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

SEMNUR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41351	98-1659463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 422-7515

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SMNR	*
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SMNRW	*

*

On April 16, 2025, the registrant’s securities were suspended from trading on The Nasdaq Capital Market. On April 17, 2025, the registrant’s securities began trading on the OTCQB marketplace maintained by the OTC Markets Group, Inc. under the symbols “DNQAF”, “DNQWF” and “DNQUF.” In connection with the domestication and business combination discussed herein, on September 23, 2025, registrant’s securities began trading on the OTCQB marketplace maintained by the OTC Markets Group, Inc. under the symbols “SMNR” and “SMNRW”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE

Unless the context otherwise requires, “New Semnur” and the “Company” refer to Semnur Pharmaceuticals, Inc., a Delaware corporation (f/k/a Denali Capital Acquisition Corp.), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Denali” refer to Denali Capital Acquisition Corp., a Delaware corporation, prior to the Closing, and references to “Legacy Semnur” refer to Semnur Pharmaceuticals, Inc. prior to the Closing. All references herein to the “Board” refer to the board of directors of New Semnur.

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section titled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Domestication and Business Combination Transaction

As previously announced, Denali, a Cayman Islands exempted company, previously entered into an agreement and plan of merger, dated as of August 30, 2024 (the “Initial Merger Agreement,” as amended by Amendment No. 1 to Agreement and Plan of Merger, dated April 16, 2025, “Amendment No. 1 to the Initial Merger Agreement” and Amendment No. 2 to Agreement and Plan of Merger, dated July 22, 2025, “Amendment No. 2 to the Initial Merger Agreement” and collectively, the “Merger Agreement”), by and among Denali, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”), and Legacy Semnur.

On September 22, 2025, as contemplated by the Merger Agreement and described in the section titled “Proposal 2—The Domestication Proposal” of the final prospectus and definitive proxy statement, dated August 12, 2025 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2025, Denali filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of the State of Delaware, pursuant to which Denali was domesticated and continued as a Delaware corporation, under the name of “Denali Capital Acquisition Corp.” (the “Domestication”).

As a result of, and upon the effective time of the Domestication, among other things, (i) each issued and outstanding ordinary share, par value $0.0001 per share, of Denali (the “Denali Ordinary Shares”) converted automatically, on a one-for-one basis, into one share of New Semnur Common Stock (as defined below); (ii) each issued and outstanding warrant to purchase Denali Class A Ordinary Shares converted automatically into a warrant to acquire one share of New Semnur Common Stock; and (iii) each issued and outstanding Unit of Denali converted automatically into a new unit with each unit representing one share of New Semnur Common Stock and one warrant to purchase New Semnur Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in Denali’s form of warrant agreement (though such Units were automatically separated into their component parts at the effective time of the Merger (as defined below) as more fully described elsewhere in this Current Report).

As previously reported on the Current Report on Form 8-K filed with the SEC on September 4, 2025, Denali held an extraordinary general meeting of its shareholders (the “Denali Shareholder Meeting”), at which the Denali shareholders approved and adopted, among other matters, the Domestication and the Merger Agreement as described in the Proxy Statement/Prospectus.

On September 22, 2025 (the “Closing Date”), as contemplated by the Merger Agreement and described in the section of the Proxy Statement/Prospectus titled “Proposal 1—The Business Combination Proposal,” New Semnur consummated the merger transaction contemplated by the Merger Agreement (the “Closing”), whereby Merger Sub merged with and into Legacy Semnur, the separate corporate existence of Merger Sub ceased and Legacy Semnur became the surviving corporation and a wholly owned subsidiary of New Semnur (the “Merger” and, together with the Domestication, the “Business Combination”). In connection with the consummation of the Business Combination, Denali changed its name to “Semnur Pharmaceuticals, Inc.”

Pursuant to the terms of the Contribution and Satisfaction of Indebtedness Agreement, dated as of August 30, 2024 (the “Debt Exchange Agreement”), by and among Legacy Semnur and Scilex Holding Company, the beneficial owner of a controlling interest in New Semnur (“SHC”), immediately prior to the Closing of the Business Combination, SHC contributed $54,236,058 of outstanding intercompany indebtedness owed by Legacy Semnur to SHC in exchange for the issuance by Legacy Semnur to SHC of 5,423,606 shares of Series A Preferred Stock, par value $0.0001 per share, of Legacy Semnur (the “Legacy Semnur Preferred Stock”).

At the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.0001 per share, of Legacy Semnur (the “Legacy Semnur Common Stock”) outstanding as of immediately prior to the Effective Time (other than shares held by Semnur or its subsidiaries or shares the holders of which exercise dissenters’ rights of appraisal) was cancelled in exchange for the right to receive a number of shares of common stock, par value $0.0001 per share, of New Semnur (the “New Semnur Common Stock”) equal to the Exchange Ratio (as defined below); (ii) each share of Legacy Semnur Preferred Stock outstanding as of immediately prior to the Effective Time was cancelled in exchange for the right to receive (a) one share of New Semnur Series A Preferred Stock and (b) one-tenth of one share of New Semnur Common Stock; and (iii) given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting, each option to purchase Legacy Semnur Common Stock that was then outstanding as of immediately prior to the Effective Time was converted into the right to receive an option relating to New Semnur Common Stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time (each a “New Semnur Option”) except that (y) each New Semnur Option relates to that whole number of shares of New Semnur Common Stock (rounded down to the nearest whole share) equal to the number of shares of Legacy Semnur Common Stock subject to such option, multiplied by the Exchange Ratio, and (z) the exercise price per share for each such share of New Semnur Common Stock is equal to the exercise price per share of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest full cent).

The “Exchange Ratio” means an amount equal to 1.25 (being the amount equal to the quotient of (a) the Merger consideration divided by (b) the sum of (i) the aggregate number of Legacy Semnur Common Shares and Legacy Semnur Options issued and outstanding as of the Signing Date (which number is 200,000,000) plus (ii) the aggregate number of Company Common Shares and Company Options issued by the Company after the Signing Date and outstanding as of immediately prior to the Effective Time).

The “Merger Consideration” means that number of Domesticated Parent Common Shares, equal to the quotient of (a) the sum of (i) $2,500,000,000.00 plus (ii) the product of (A) the product of (1) the aggregate number of Company Common Shares and Company Options issued by the Company after the Signing Date and outstanding as of immediately prior to the Effective Time multiplied by (2) 1.25 multiplied by (B) $10.00, divided by (b) $10.00.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Initial Merger Agreement, Amendment No. 1 to the Initial Merger Agreement, Amendment No. 2 to the Initial Merger Agreement and the Debt Exchange Agreement, which are attached hereto as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, on September 22, 2025, Denali, New Semnur, SHC, Scilex Bio, Inc., Scilex, Inc., and certain shareholders of Denali entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), whereby, Denali, SHC, Scilex Bio, Inc., Scilex, Inc., and certain shareholders of Denali have the right to require the Company, at the Company’s expense, to register the shares of New Semnur Common Stock that they hold (including any such shares held by their respective affiliates) on customary terms for a transaction of this type, including customary demand and piggyback registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, New Semnur entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Semnur of certain expenses and costs relating to claims, suits or proceedings arising from each director’s or executive officer’s service to New Semnur, or, at New Semnur’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Satisfaction and Discharge of Indebtedness Agreements and Related Promissory Notes

Agreement with the Denali Underwriters

As previously disclosed, on April 6, 2022, Denali entered into an underwriting agreement (the “Underwriting Agreement”) with the Denali Underwriters, as representatives of the several underwriters named therein, pursuant to which Denali agreed to pay to the underwriters an aggregate cash amount of $2,887,500 as a deferred discount (the “Deferred Discount”) upon the consummation of Denali’s initial business combination.

Also as previously disclosed, on November 20, 2023, Denali entered into a letter agreement (the “Deferred Discount Agreement”) by and among Denali, Merger Sub, US Tiger Securities, Inc. (“US Tiger”), D. Boral Capital LLC (f/k/a EF Hutton) (“D. Boral”) and Craig-Hallum Capital Group LLC, pursuant to which the Denali Underwriters have agreed to receive $866,250 of the aggregate $2,887,500 Deferred Discount owed to them upon the closing of the business combination in the form of 86,625 shares of common stock of Denali (the “Common Stock Consideration”). Upon the terms of the Deferred Discount Agreement, the Common Stock Consideration would be issued at the closing and the remaining $2,021,250 of the aggregate Deferred Discount owed will remain payable at the closing in cash in accordance with the terms of the Underwriting Agreement. In addition, the Deferred Discount Agreement provides the Denali Underwriters with certain customary registration rights to the Common Stock Consideration following the closing.

On September 22, 2025, prior to the Closing, Denali and D. Boral entered a Satisfaction and Discharge of Indebtedness Agreement (the “D. Boral Agreement”), pursuant to which, in lieu of the Common Stock Consideration and Deferred discount owed to D. Boral under the Deferred Discount Agreement, D. Boral received $175,000 in cash and 50,000 shares of New Semnur Common Stock (the “D. Boral Shares”) and Denali issued to D. Boral a promissory note in the amount of $1,325,000 (the “D. Boral Promissory Note”). The principal of the D. Boral Promissory Note shall be payable in nine monthly installments of $150,000 beginning on October 1, 2025. Notwithstanding the foregoing payment schedule, the balance due on such note (less any payments previously made to the holder thereunder) shall be accelerated and become immediately due and payable in the event the Company receives gross proceeds from any equity or debt financing (including any private placement offering or registered offering), in an amount equal to or greater than the then-outstanding principal of such note plus any accrued but unpaid interest due thereon. In addition, in the case of an event of default, the D. Boral Promissory Note shall bear interest at a rate of 10% per annum until such event of default is cured. The D. Boral Promissory Note shall become immediately due and payable (in accordance with the terms thereof), upon the Company’s failure to make payments thereunder when due (subject to a 14-day cure period) or certain other actions related to voluntary or involuntary bankruptcy proceedings (as more fully described therein).

On September 22, 2025, prior to the Closing, Denali and US Tiger also entered a Satisfaction and Discharge of Indebtedness Agreement (the “US Tiger Agreement”), pursuant to which, in lieu of the Common Stock Consideration and Deferred discount owed to US Tiger under the Deferred Discount Agreement, US Tiger received $175,000 in cash and 50,000 shares of New Semnur Common Stock (the “US Tiger Shares”) and Denali issued to US Tiger a promissory note in the amount of $1,325,000 (the “US Tiger Promissory Note”). The principal of the US Tiger Promissory Note shall be payable in nine monthly installments of $150,000 beginning on October 1, 2025. Notwithstanding the foregoing payment schedule, the balance due on such note (less any payments previously made to the holder thereunder) shall be accelerated and become immediately due and payable in the event the Company receives gross proceeds from any equity or debt financing (including any private placement offering or registered offering), in an amount equal to or greater than the then-outstanding principal of such note plus any accrued but unpaid interest due thereon. In addition, in the case of an event of default, the US Tiger Promissory Note shall bear interest at a rate of 10% per annum until such event of default is cured. The US Tiger Promissory Note shall become immediately due and payable (in accordance with the terms thereof), upon the Company’s failure to make payments thereunder when due (subject to a 14-day cure period) or certain other actions related to voluntary or involuntary bankruptcy proceedings (as more fully described therein).

The foregoing descriptions of the D. Boral Agreement, D. Boral Promissory Note, US Tiger Agreement and US Tiger Promissory Note are not complete and are qualified in their entirety by reference to the full text of the D. Boral Agreement, D. Boral Promissory Note, US Tiger Agreement and US Tiger Promissory Note, copies of which are attached hereto as Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, and are incorporated herein by reference.

Agreement with the Sponsor

As previously disclosed, on April 11, 2023, Denali issued the Sponsor Convertible Promissory Note, as amended, to the Sponsor. Pursuant to the Sponsor Convertible Note, upon consummation of the Business Combination, Denali was obligated to pay the Sponsor $1,806,366.78, comprised of the outstanding principal amount of the Convertible Promissory Note and accrued but unpaid interest (the “Sponsor Outstanding Balance”).

Also as previously disclosed, on August 30, 2025, SHC and the Sponsor entered into that certain Sponsor Interest Purchase Agreement (the “SIPA”), pursuant to which SHC agreed to purchase certain shares of Denali that were held by the Sponsor for $2,000,000 in cash (the “Sponsor SIPA cash”) and 300,000 shares of common stock of SHC (which number of shares was adjusted to 8,571 shares to reflect the reverse stock split of SHC common stock that was effected on April 15, 2025) (such number of shares, as adjusted the “Sponsor SIPA Shares”, with such cash consideration being paid on the date of entry into the SIPA and the Sponsor SIPA Shares to be delivered to Sponsor upon consummation of the Business Combination).

Additionally, prior to the Closing, SHC had advanced $69,973 to the Sponsor (the “Cash Advance”).

On September 22, 2025, Denali, Sponsor and SHC entered a Satisfaction and Discharge of Indebtedness Agreement (the “Sponsor Agreement”), pursuant to which the parties agreed that the repayment of the Cash Advance was settled as a net reduction in the payments owed to Sponsor by New Semnur on the Closing Date. On the Closing Date, the Sponsor received $1,143,959.16 in cash (representing a $1,000,000 payment toward the Sponsor Outstanding Balance and a $213,932.16 payment in lieu of the Sponsor SIPA Shares, net of the repayment of the Cash Advance) and a promissory note issued by New Semnur in the amount of $806,366.78 (the “Sponsor Note”). The Sponsor Note shall be payable in six monthly installments of approximately $134,394.46 beginning on October 1, 2025. Notwithstanding the foregoing payment schedule, the balance due on such note (less any payments previously made to the holder thereunder) shall be accelerated and become immediately due and payable in the event the Company receives gross proceeds from any equity or debt financing (including any private placement offering or registered offering), in an amount equal to or greater than the then-outstanding principal of such note plus any accrued but unpaid interest due thereon. In addition, in the case of an event of default, Sponsor Note shall bear interest at a rate of 10% per annum until such event of default is cured. The Sponsor Note shall become immediately due and payable (in accordance with the terms thereof), upon the Company’s failure to make payments thereunder when due (subject to a 14-day cure period) or certain other actions related to voluntary or involuntary bankruptcy proceedings (as more fully described therein).

The foregoing descriptions of the Sponsor Agreement and the Sponsor Note are not complete and are qualified in their entirety by reference to the full text of the Sponsor Agreement and the Sponsor Note, copies of which are attached hereto as Exhibit 10.9 and Exhibit 10.10, respectively, and are incorporated herein by reference.

Agreement with FutureTech Capital LLC

As previously disclosed, on July 11, 2023, Denali issued the FutureTech Convertible Promissory Note in the total principal amount of $825,000 to FutureTech Capital LLC (“FutureTech”). On October 11, 2023, Denali issued the Second FutureTech Convertible Promissory Note in the total principal amount of up to $450,000 to FutureTech. Pursuant to the FutureTech Convertible Promissory Note and the Second FutureTech Convertible Promissory Note, upon consummation of the Business Combination, Denali was obligated to pay FutureTech an aggregate of $1.36 million (the “FutureTech Consideration”).

On September 22, 2025, Denali and FutureTech entered a Satisfaction and Discharge of Indebtedness Agreement (the “FutureTech Agreement”), pursuant to which, in lieu of the FutureTech Consideration owed to FutureTech under the FutureTech Convertible Promissory Note and the Second FutureTech Convertible Promissory Note, FutureTech received $340,000 in cash and Denali issued to FutureTech a promissory note in the amount of $1,020,000 (the “FutureTech Promissory Note”). The principal of the FutureTech Promissory Note shall be payable in six monthly installments of $170,000 beginning on October 1, 2025.

The foregoing descriptions of FutureTech Agreement and FutureTech Promissory Note are not complete and are qualified in their entirety by reference to the full text of the FutureTech Agreement and FutureTech Promissory Note, copies of which are attached hereto as Exhibit 10.11 and Exhibit 10.12, respectively, and are incorporated herein by reference.

Amendment to Private Placement SPA

As previously disclosed, on August 20, 2025, Denali entered into a Securities Purchase Agreement (the “PIPE SPA”) with Semnur and the purchaser party thereto (the “PIPE Purchaser”). Pursuant to the PIPE SPA, the Purchaser agreed to purchase an aggregate of 1,250,000 shares of New Semnur Common Stock (the “PIPE Shares”) following the Business Combination.

On September 22, 2025, Denali, Legacy Semnur and the PIPE Purchaser entered into a Limited Amendment Letter Agreement (the “PIPE Amendment”) pursuant to which the parties agreed that the closing of the transactions contemplated by the PIPE SPA shall occur on a date no later than the 14th business day following the closing of the Business Combination.

The foregoing description of PIPE Amendment is not complete and is qualified in its entirety by reference to the full text of the PIPE Amendment, a copy of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Securities Purchase Agreement with Biconomy PTE.LTD

On September 23, 2025, Semnur entered into a Securities Purchase Agreement (“Semnur/Biconomy SPA”) with Biconomy PTE.LTD ( “Biconomy”).

Pursuant to the Semnur/Biconomy SPA, Semnur agreed to issue and sell, and Biconomy agreed to purchase, an aggregate of 6,250,000 shares (the “Biconomy Shares”) of New Semnur Common Stock, for a purchase price of $16.00 per share (the “Purchase Price”), payable in Bitcoin blockchain (“Bitcoin”), with such amount of Bitcoin equal to the quotient of (A) the Buyer’s respective aggregate Purchase Price divided by (B) the spot exchange rate for Bitcoin as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the closing date of the purchase.

Pursuant to the Semnur/Biconomy SPA, Semnur is obligated to file a registration statement registering the resale of the Biconomy Shares under the Securities Act of 1933, as amended, within 90 days of the closing the purchase and sale of the Biconomy Shares.

The Semnur/Biconomy SPA contains customary representations, warranties, covenants and agreements by Semnur and Biconomy and customary conditions to closing. The closing of the transactions contemplated by the Semnur/Biconomy SPA will occur as soon as practicable following the satisfaction of the closing conditions set forth therein.

The foregoing summary of the Semnur/Biconomy SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Semnur/Biconomy SPA, a copy of which is filed herewith as Exhibit 10.14 and is incorporated herein by reference.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the Biconomy Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note—Domestication and Business Combination Transaction” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Denali was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to Denali following the consummation of the Business Combination, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements.

Certain statements contained in this Current Report and in the documents incorporated herein by reference may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report may include, for example, but are not limited to, statements about:

•	New Semnur’s public securities’ potential liquidity and trading;

•	New Semnur’s ability to raise financing in the future;

•	New Semnur’s expected use of proceeds from future issuances of equity or convertible debt securities;

•	New Semnur’s future financial performance, including its revenue, costs of revenue and operating expenses;

•	New Semnur’s ability to realize the anticipated benefits of the Business Combination;

•	the ability of New Semnur to attract and retain qualified directors, officers, employees and key personnel;

•	the ability of New Semnur to compete effectively in a highly competitive market;

•	the competition from larger pharmaceutical companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance New Semnur’s corporate reputation and brand;

•	the impact from future regulatory, judicial, and legislative changes in New Semnur’s industry;

•	New Semnur’s ability to obtain and maintain regulatory approval of any of its product candidates;

•	New Semnur’s ability to research, discover and develop additional product candidates;

•	New Semnur’s ability to grow and manage growth profitably;

•	New Semnur’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and

•	New Semnur’s ability to execute its business plans and strategy.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of Denali prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Business of Denali” and that information is incorporated herein by reference. The business of New Semnur is described in the Proxy Statement/Prospectus in the section titled “Business of Semnur” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to New Semnur’s business and operations are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

In addition and in connection with the Semnur/Biconomy SPA and related transactions described herein, the Company is filing certain updated risk factors disclosure applicable to its business for the purpose of supplementing and updating disclosures contained in the Proxy Statement/Prospectus. The supplemental updated risk factors are filed herewith as Exhibit 99.6 and are incorporated herein by reference.

Financial Information

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations prior to the Business Combination is included in (a) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included as Exhibit 99.4 hereto and incorporated herein by reference and (b) Denali’s Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 28 of Denali’s Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2025 and incorporated herein by reference.

Facilities

The disclosure contained in the Proxy Statement/Prospectus in the section titled “Business of Semnur—Facilities and Properties” is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of New Semnur Common Stock and voting power as of the Closing Date by:

•	each person who is a named executive officer or director of New Semnur;

•	executive officers and directors of New Semnur as a group; and

•	each person who is a beneficial owner of more than 5% of New Semnur Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of New Semnur Common Stock is based on 229,764,702 shares of such common stock outstanding as of September 22, 2025. Voting power is based on 229,764,702 shares of New Semnur Common Stock and 5,423,606 shares of New Semnur Preferred Stock outstanding as of September 22, 2025. Shares of New Semnur Preferred Stock are held solely by SHC.

	Number of Shares of Common Stock Beneficially Owned	% of Total Common Stock	Number of Shares of Preferred Stock Beneficially Owned	% of Total Preferred Stock	% of Total Voting Power
Directors and Executive Officers of New Semnur(1)
Henry Ji, Ph.D.(2)	4,958,333	2.1%	—	—	2.1%
Jaisim Shah(2)	4,958,333	2.1%	—	—	2.1%
Stephen Ma(2)	583,333	*	—	—	*
Jay Chun, M.D., Ph.D.	—	—	—	—	—
Dorman Followwill	—	—	—	—	—
Yue Alexander Wu, Ph.D.	—	—	—	—	—
Annu Navani, M.D.	—	—	—	—	—
All Directors and Executive Officers of New Semnur as a Group (7 Individuals)	10,499,999	4.4%	—	—	4.3%
5% Beneficial Owners of New Semnur
Scilex Holding Company(3)	201,054,849	87.5%	5,423,606	100%	87.8%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the following individuals is 960 San Antonio Road, Palo Alto, California, 94303.
(2)

Represents shares subject to options exercisable within 60 days of September 22, 2025; provided, that such options may only be exercised if all payments and all obligations of SHC under that certain Senior Secured Promissory Note, dated as of September 21, 2023 (the “Oramed Note”), issued by SHC to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”), have been paid in full in cash.

(3)	Represents 1,054,849 shares held directly by SHC, 193,750,000 shares held by Scilex, Inc. (SHC’s wholly owned subsidiary) and 6,250,000 held by Scilex Bio, Inc. (SHC’s majority owned subsidiary).

Directors and Executive Officers

The Company’s directors and executive officers, composition of the committees of the Board and information with respect to the independence of the Board after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers of New Semnur after the Business Combination” and Item 5.02 of this Current Report and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Denali before the consummation of the Business Combination, the named executive officers of Legacy Semnur before the consummation of the Business Combination and the named executive officers of New Semnur after the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the sections titled “Directors and Executive Officers of Denali—Executive Officer and Director Compensation,” “Semnur’s Executive Compensation,” and “Semnur’s Executive Compensation—New Semnur Executive Officer Compensation Following the Business Combination,” respectively, and that information is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Denali before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers of Denali—Executive Officer and Director Compensation,” and that information is incorporated herein by reference.

A description of the compensation of the directors of Legacy Semnur before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Semnur’s Director Compensation,” and that information is incorporated herein by reference.

A description of the compensation of the directors of New Semnur after the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Semnur’s Director Compensation—New Semnur Director Compensation Following the Business Combination” and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of Denali and the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement/Prospectus “Business of Semnur—Legal Proceedings” and such information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for Denali’s securities is set forth in the Proxy Statement/Prospectus in the section titled “Trading Market and Dividends” and such information is incorporated herein by reference.

As of the Closing Date, there were 17 holders of record of New Semnur Common Stock, one holder of record of New Semnur Preferred Stock and 2 holders of record of New Semnur Warrants to purchase New Semnur Common Stock.

New Semnur’s common stock and warrants began trading on the OTC Markets Group, Inc. (the “OTC Markets”) on September 23, 2025 under the symbols “SMNR” and “SMNRW,” respectively. Denali’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were removed from trading on the OTC Markets.

New Semnur has not paid any cash dividends on shares of its common stock to date. The payment of cash dividends in the future will be dependent upon its revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of New Semnur’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Semnur Securities” and that information is incorporated herein by reference.

Immediately following the Closing, including rollover equity instruments (i.e. stock options), there were 229,764,702 shares of New Semnur Common Stock issued and outstanding, held of record by 17 holders; 5,423,606 shares of New Semnur Preferred Stock issued and outstanding, held of record by one holder; and 8,753,614 New Semnur Warrants outstanding held of record by 2 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers of New Semnur after the Business Combination—Limitation of Liability and Indemnification of Directors and Officers” and that information is incorporated herein by reference. In connection with the Business Combination, New Semnur entered into indemnification agreements with each of its directors and executive officers as of the Closing Date. The description of the indemnification agreements set forth above under Item 1.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information relating to the D. Boral Promissory Note, the US Tiger Promissory Note, the Sponsor Note and the FutureTech Note provided in Item 1.01 is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Satisfaction and Discharge of Indebtedness Agreements and Related Promissory Notes with the Denali Underwriters

The information provided in Item 1.01 regarding the D. Boral Agreement, D. Boral Promissory Note, US Tiger Agreement and US Tiger Promissory Note is hereby incorporated by reference. The D. Boral Shares and US Tiger Shares were issued by the Company to D. Boral and US Tiger, respectively, in reliance upon the provisions of Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act.

Conversion of Scilex Convertible Promissory Note

On September 22, 2025, SHC elected to convert the outstanding amount payable of $124,883.82 under the convertible promissory note dated August 9, 2025 by and between Denali and SHC (the “Scilex Convertible Promissory Note”) into 12,488 shares of Denali Ordinary Shares at the conversion price of $10 per share. These shares converted automatically, on a one-for-one basis, into 12,488 shares of New Semnur Common Stock (the “Scilex Note Shares”) in connection with the Closing of the Business Combination. A description of the Scilex Convertible Promissory Note is included in the Proxy Statement/Prospectus in the section titled “Material Financing Transactions in connection with the Business Combination—The Scilex Note” which is incorporated herein by reference.

The Scilex Note Shares were issued by the Company to SHC in reliance upon the provisions of Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act.

Securities Purchase Agreement with Biconomy

The information provided in Item 1.01 regarding the Semnur/Biconomy SPA is hereby incorporated by reference. The Biconomy Shares will be issued by the Company to Biconomy in reliance upon the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Domestication and immediately prior to the consummation of the Business Combination, Denali filed a certificate of incorporation with the Secretary of State of the State of Delaware. The material terms of the certificate of incorporation and the general effect upon the rights of holders of Denali’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Proposal 2—The Domestication Proposal” and “Proposals 5A-5G—The Advisory Governance Proposals,” which are incorporated herein by reference.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Exchange Act, New Semnur is the successor issuer to Denali and has succeeded to the attributes of Denali as the registrant. In addition, the shares of New Semnur Common Stock, as the successor to Denali, are deemed to be registered under Section 12(b) of the Exchange Act.

Restated Certificate of Incorporation of New Semnur and Bylaws of New Semnur

Upon the effectiveness of the Domestication, Denali’s memorandum and articles of association in effect immediately prior to the Domestication were replaced with a certificate of incorporation and bylaws of Denali, which continued in effect through the Closing. In connection with the Closing, Denali changed its corporate name of “Denali Capital Acquisition Corp.” to “Semnur Pharmaceuticals, Inc.” and restated its certificate of incorporation (the “Restated Charter”) to remove provisions relating to the incorporator and initial board of directors following the Domestication and prior to the Effective Time. The bylaws of Denali became the bylaws of New Semnur (the “Bylaws”). The Restated Charter authorizes the issuance by New Semnur of up to 45,000,000 shares of preferred stock, par value $0.0001 per share, and on September 22, 2025, New Semnur filed a Certificate of Designations designating 5,423,606 shares of such preferred stock of New Semnur as “Series A Preferred Stock” (the “Certificate of Designations”). The Certificate of Designations sets forth the powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Stock. Copies of the Restated Charter, the Certificate of Designations, and the Bylaws are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

The material terms of each and the Restated Charter, the Certificate of Designations, and the Bylaws and the general effect upon the rights of holders of New Semnur’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “Proposal 2—The Domestication Proposal,” “Proposal 3—The Charter Approval Proposal,” “Proposal 4—The Bylaws Approval Proposal,” “Proposals 5A-5G—The Advisory Governance Proposals” and “Description of New Semnur Securities,” which are incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

Effective upon the Closing, on September 22, 2025, the Board dismissed Marcum Asia CPAs LLP (“Marcum Asia”), which served as Denali’s independent registered public accounting firm prior to the Business Combination.

The report of Marcum Asia on the financial statements of Denali as of December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about Denali’s ability to continue as a going concern. During the fiscal year ended December 31, 2024 and the subsequent interim period through the date of Marcum Asia’s dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum Asia on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum Asia, would have caused Marcum Asia to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum Asia’s engagement and the subsequent interim period preceding Marcum Asia’s dismissal, other than a previously disclosed material weakness in Denali’s internal control over financial reporting identified by Denali.

The Company provided Marcum Asia with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report and requested that Marcum Asia furnish a letter addressed to the SEC dated September 26, 2025, which is filed as Exhibit 16.1 to this Current Report, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Appointment of Pipara & Co LLP

Effective upon the Closing, the Board approved the engagement of Pipara & Co LLP (“Pipara”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Pipara’s appointment as the Company’s independent registered public accounting firm was subject to the completion of customary client acceptance procedures, which were completed on September 15, 2025. Pipara audited the standalone balance sheets of Semnur as of December 31, 2023 and December 31, 2024 and the related standalone statements of operations, stockholders’ deficit and cash flows.

During the years ended December 31, 2023 and 2024 and the subsequent interim period through the date of Pipara’s engagement, neither the Company nor anyone on its behalf consulted with Pipara regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Pipara concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal 1—The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the sections titled “Form 10 Information—Directors and Executive Officers,” “Form 10 Information—Executive Compensation,” “Form 10 Information—Director Compensation,” “Form 10 Information—Certain Relationships and Related Party Transactions” and “Form 10 Information—Indemnification of Directors and Officers” in Item 2.01 of this Current Report is incorporated herein by reference.

Effective as of the Closing, the following people were appointed as directors of the Company:

•	Class I director: Jay Chun, M.D., Ph.D. and Annu Navani, M.D.;

•	Class II directors: Dorman Followwill and Yue Alexander Wu, Ph.D.; and

•	Class III directors: Henry Ji, Ph.D. and Jaisim Shah.

Effective as of the Closing, the executive officers of the Company are:

•	Jaisim Shah, Chief Executive Officer and President;

•	Henry Ji, Ph.D., Executive Chairperson; and

•	Stephen Ma, Chief Financial Officer, Senior Vice President and Secretary.

In addition to the information described below regarding the appointment of Annu Navani to the Board and the composition of the compensation committee and nominating and corporate governance committee of the Board, reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers of New Semnur after the Business Combination” for biographical information about each of the directors and officers following the Business Combination, which is incorporated herein by reference.

Appointment of Annu Navani

Dr. Navani, age 54, founded and has served as the Chief Executive Officer of Comprehensive Spine and Sports Center since 2008 as a leader in interventional and multidisciplinary spine, musculoskeletal, and orthopedic care. She has also been serving as the Chief Medical Officer at Boomerang Healthcare since May 2022. Over the last decade, she has scaled a solo practice to a large multispecialty group practice with more than twenty service lines that operate via multiple state of the art centers in Northern and Southern California. Since 2003, Dr. Navani has served as a Clinical Professor in the Division of Pain Medicine at Stanford University School of Medicine. She has also served as an Advisor to Le Reve Regenerative Wellness, the center for cutting edge restorative and regenerative solutions for clinical applications and research, since 2013. Dr. Navani completed her Anesthesiology residency at the Medical College of Wisconsin, Milwaukee and Fellowship in Pain Medicine at the University of California, Davis. She is board certified in Anesthesiology and Pain Medicine by American Board of Anesthesiology, in Interventional Pain by American Board of Interventional Pain Physicians and in Regenerative Medicine by American Board of Regenerative Medicine.

In connection with her appointment to the Board, the Company anticipates that it will grant Dr. Navani an initial stock option to purchase 250,000 shares of common stock following the Company’s adoption of an equity incentive plan, with such grant (when combined with any cash compensation she may be entitled to receive as a director) subject to the limitations on compensation set forth therein.

There are no family relationships between Dr. Navani and any director or executive officer of the Company, and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Navani has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

The Company also entered into an indemnification agreement with Dr. Navani in the same form as its standard form of indemnity agreement with its other directors.

Compensation Committee

The Company’s compensation committee consists of Jay Chun, M.D., Ph.D., Dorman Followwill and Yue Alexander Wu, Ph.D., with Yue Alexander Wu, Ph.D. serving as the chairperson of the committee. Dr. Chun, Mr. Followwill and Dr. Wu each satisfy the independence requirements under the Nasdaq Listing Rules.

Nominating and Corporate Governance Committee

New Semnur’s nominating and corporate governance committee will consist of Dr. Chun, Mr. Followwill and Dr. Wu, with Dr. Chun serving as the chairperson of the committee. Dr. Chun, Mr. Followwill and Dr. Wu each satisfy the independence requirements under the Nasdaq Listing Rules.

Executive Employment Agreements

The Company entered into employment agreements with each of Mr. Shah, Dr. Ji and Mr. Ma, effective as of the Closing (collectively, the “Employment Agreements”).

Pursuant to the employment agreement entered into with Mr. Shah, Mr. Shah will continue to serve as the Chief Executive Officer and President of the Company. Mr. Shah’s annualized salary will be $1,250,000 and he will be eligible to receive an annual incentive bonus of up to 150% of his base salary. The Compensation Committee of the Board (the “Compensation Committee”) shall annually review and adjust his base salary.

Pursuant to the employment agreement entered into with Dr. Ji, Dr. Ji will continue to serve as the Executive Chairperson of the Company. Dr. Ji’s annualized salary will be $1,100,000 and he will be eligible to receive an annual incentive bonus of up to 150% of his base salary. The Compensation Committee shall annually review and adjust his base salary.

Pursuant to the employment agreement entered into with Mr. Ma, Mr. Ma will serve as the Chief Financial Officer, Senior Vice President and Secretary of the Company. Mr. Ma’s annualized salary will be $345,000 and he will be eligible to receive an annual incentive bonus of up to 60% of his base salary. The Compensation Committee shall annually review and adjust his base salary.

Each Employment Agreement has a term of three years and will renew automatically for additional one year terms, unless either party provides the other with written notice of non-renewal at least 60 days prior to the date of automatic renewal. Each executive officer’s employment will be on an “at will” basis. Each executive officer is also entitled to other customary employment benefits, including reimbursement of expenses, paid vacation, and shall be eligible to participate in all benefit plans that are generally made available to the Company’s executive officers.

Dr. Ji’s and Mr. Shah’s Employment Agreements each provide that if the applicable executive officer with the Company is terminated by the Company without “Cause” or by such executive officer for “Good Reason” and such termination occurs more than six months after the Effective Date and prior to a Change in Control (as each term is defined in each Employment Agreement), then such executive officer shall be entitled to receive an amount equal to 12 months of his base salary, payable in accordance with the Company’s payroll cycle and the Company shall pay COBRA premiums for such executive officer and his covered dependents for a period of up to 12 months, subject in each case to such executive officer executing a release in favor of the Company. Additionally, the applicable executive officer’s outstanding and vested stock options as of the date of such executive officer’s termination will remain exercisable for 24 months post-termination. Each Employment Agreement also provides that if there is a Change in Control more than 6 months after the Effective Date and prior to the date on which such executive officer’s employment with the Company terminates (as each term is defined in each Employment Agreement), the applicable executive officer will receive a lump-sum payment equal to (i) three times the sum of such executive officer’s base salary and target annual bonus, plus (ii) $3,000 multiplied by 36, in respect of an estimate of benefit premiums for such executive officer. Additionally, outstanding and unvested equity awards with solely time-based vesting shall vest in full and any performance-based vesting requirement shall be deemed satisfied and will become vested in full upon a Change in Control and such applicable executive officer’s outstanding and vested stock options will remain exercisable for 24 months post-termination.

Mr. Ma’s Employment Agreement provides that if Mr. Ma is terminated by the Company without “Cause” or by such executive officer for “Good Reason” and such termination occurs more than six months after the Effective Date and prior to a Change in Control (as each term is defined in Mr. Ma’s Employment Agreement), then Mr. Ma shall be entitled to receive an amount equal to 12 months of his base salary, payable in accordance with the Company’s payroll cycle and the Company shall pay COBRA premiums for Mr. Ma and his covered dependents for a period of up to 12 months, subject in each case to such Mr. Ma executing a release in favor of the Company. Additionally, Mr. Ma’s outstanding and vested stock options as of the date of his termination will remain exercisable for 24 months post-termination. His Employment Agreement also provides that if there is a Change in Control more than 6 months after the Effective Date and prior to the date on which Mr. Ma’s employment with the Company terminates (as each term is defined in his Employment Agreement), Mr. Ma will receive a lump-sum payment equal to (i) two times the sum of his base salary and target annual bonus, plus (ii) $3,000 multiplied by 24, in respect of an estimate of benefit premiums for such executive officer. Additionally, outstanding and unvested equity awards with solely time-based vesting shall vest in full and any performance-based vesting requirement shall be deemed satisfied and will become vested in full upon a Change in Control and Mr. Ma’s outstanding and vested stock options will remain exercisable for 24 months post-termination.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreements, which are filed as Exhibit 10.15, Exhibit 10.16 and Exhibit 10.17 to this Current Report and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on September 22, 2025, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the code is available in the Investors section of the Company’s website at www.semnurpharma.com.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the Closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “Proposal 1—The Business Combination Proposal” and “The Merger Agreement” of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 23, 2025, the Company issued a press release announcing the consummation of the Business Combination. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On September 23, 2025, the Company issued a press release announcing the execution of the Semnur/Biconomy SPA. The press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The foregoing (including Exhibit 99.1 and Exhibit 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to Denali and has succeeded to the attributes of Denali as the registrant, including Denali’s SEC file number (001-41351) and CIK Code (0001913577). The Company’s common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using Denali’s SEC file number (001-41351).

The Company’s common stock and public warrants are traded on the OTC Markets under the symbols “SMNR” and “SMNRW,” respectively, and the CUSIP numbers relating to the Company’s common stock and public warrants are 81686G 105 and 81686G 113, respectively.

Holders of Denali’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Denali.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated financial statements of Denali as of and for the three and six months ended June 30, 2025 and 2024, and the related notes thereto beginning on page 1 of Denali’s Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2025 (the “Form 10-Q”), are incorporated herein by reference. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Denali for the years ended December 31, 2024 and 2023 and the related notes included in the Proxy Statement/Prospectus beginning on page F-2 thereof, which are incorporated herein by reference.

The unaudited standalone financial statements of Legacy Semnur as of and for the three and six months ended June 30, 2025 and 2024 are set forth in Exhibit 99.3 hereto and are incorporated herein by reference. These unaudited standalone financial statements should be read in conjunction with the historical audited financial statements of Legacy Semnur for the years ended December 31, 2024 and 2023 and the related notes included in the Proxy Statement/Prospectus beginning on page F-64 thereof, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information as of June 30, 2025 and for the six months ended June 30, 2025 and the period ended December 31, 2024 is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1#	Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Annex A-1 of Denali’s registration statement on Form S-4 filed with the SEC on November 6, 2024).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 16, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Annex A-2 of Amendment No. 1 to Denali’s registration statement on Form S-4 filed with the SEC on April 21, 2025).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 22, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Annex A-3 of Amendment No. 4 to Denali’s registration statement on Form S-4 filed with the SEC on July 23, 2025).

3.1+	Restated Certificate of Incorporation of Semnur Pharmaceuticals, Inc.

3.2+	Certificate of Designations of Semnur Pharmaceuticals, Inc.

3.3+	Bylaws of Semnur Pharmaceuticals, Inc.

4.1	Warrant Agreement, dated as of April 6, 2022, between Denali Capital Acquisition Corp. and VStock Transfer, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 of Denali’s Current Report on Form 8-K filed with the SEC on April 12, 2022).

10.1#	Contribution and Satisfaction of Indebtedness Agreement, dated as of August 30, 2024, by and between Scilex Holding Company and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.17 of Amendment No. 1 to Denali’s registration statement on Form S-4 filed with the SEC on April 21, 2025).

10.2#+	Amended and Restated Registration Rights Agreement, by and among Semnur Pharmaceuticals, Inc., Scilex Holding Company and certain other securityholders.

10.3*	Form of Indemnification Agreement of Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.11 of Amendment No. 1 to Denali’s registration statement on Form S-4 filed with the SEC on April 21, 2025).

10.4#	Securities Purchase Agreement, dated as of August 20, 2025, by and among Denali Capital Acquisition Corp., Semnur Pharmaceuticals, Inc. and the Buyers thereto (incorporated by reference to Exhibit 10.1 to Denali’s Current Report on Form 8-K filed with the SEC on August 21, 2025).

10.5+	Satisfaction and Discharge of Indebtedness Agreement, dated September 22, 2025, by and between Denali Capital Acquisition Corp. and D. Boral Capital LLC (f/k/a EF Hutton).

10.6+	Promissory Note, dated September 22, 2025, issued by Denali Capital Acquisition Corp. to D. Boral Capital LLC (f/k/a EF Hutton).

10.7#+	Satisfaction and Discharge of Indebtedness Agreement, dated September 22, 2025, by and between Denali Capital Acquisition Corp. and US Tiger Securities, Inc.

10.8+	Promissory Note, dated September 22, 2025, issued by Denali Capital Acquisition Corp. to US Tiger Securities, Inc.

10.9#+	Satisfaction and Discharge of Indebtedness Agreement, dated September 22, 2025, by and between Denali Capital Acquisition Corp., Denali Capital Global Investments LLC and Scilex Holding Company.

10.10+	Promissory Note, dated September 22, 2025, issued by Denali Capital Acquisition Corp. to Denali Capital Global Investments LLC.

10.11#+	Satisfaction and Discharge of Indebtedness Agreement, dated September 22, 2025, by and between Denali Capital Acquisition Corp., Denali Capital Global Investments LLC and FutureTech Capital LLC.

10.12+	Promissory Note, dated September 22, 2025, issued by Denali Capital Acquisition Corp. to FutureTech Capital LLC.

10.13+	Limited Amendment Letter Agreement, dated September 22, 2025, by and among Denali Capital Acquisition Corp., Semnur Pharmaceuticals, Inc. and the investor listed therein.

10.14#+	Securities Purchase Agreement, dated September 23, 2025, by and among Semnur Pharmaceuticals, Inc. and the investors listed on the schedule of buyers attached hereto.

10.15*+	Employment Agreement, dated September 22, 2025, by and between Semnur Pharmaceuticals, Inc. and Jaisim Shah.

10.16*+	Employment Agreement, dated September 22, 2025, by and between Semnur Pharmaceuticals, Inc. and Henry Ji, Ph.D.

10.17*+	Employment Agreement, dated September 22, 2025, by and between Semnur Pharmaceuticals, Inc. and Stephen Ma.

16.1+	Letter from Marcum Asia CPAs LLP to the Securities and Exchange Commission.

21.1+	List of Subsidiaries.

99.1+	Press Release, dated September 23, 2025.

99.2+	Press Release, dated September 23, 2025.

99.3+	Unaudited financial statements of Semnur Pharmaceuticals, Inc. as of and for the three and six months ended June 30, 2025.

99.4+	Semnur Pharmaceuticals, Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.5+	Unaudited pro forma condensed combined financial information and the accompanying notes as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.

99.6+	Supplemental Risk Factors.

104+	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Filed herewith.
*	Indicates a management contract or compensatory plan.
#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: September 26, 2025